press information

MOOG INC., EAST AURORA, NEW YORK 14052    TEL-716/652-2000    FAX -716/687-4457

release date	Immediate	contact	Ann Marie Luhr
	September 12, 2007		716-687-4225

MOOG ACQUIRES QUICKSET INTERNATIONAL

Moog Inc. (NYSE: MOG.A and MOG.B) announced today the acquisition of the stock of QuickSet International Inc. QuickSet is a privately held Northbrook, Illinois manufacturer of precision positioning systems and pan and tilt mechanisms. The products are used to position surveillance cameras, thermal imagers, sensors and communication antennae. QuickSet is a leading supplier of this equipment for military, homeland security and commercial surveillance applications. Markets served by the company’s products are many and varied. They include the positioning of surveillance cameras for securing national borders, commercial ports, strategic missile silos, military airbases and commercial airports. The company’s products can also be used by the Navy and maritime industry in shipboard protection systems. One of the most exciting potential applications is in driver-vision enhancement for mine-resistant, ambush-protected (MRAP) military vehicles.

QuickSet sales have been expanding rapidly. Sales in calendar year 2007 are projected to be $27 million, an increase of over 30% from calendar year 2006. Moog paid $41 million in cash, which will be funded from committed bank credit facilities. QuickSet is expected to add $32 million to Moog’s sales in fiscal year 2008. As a result of first year purchase accounting adjustments and related financing costs, the Company expects the acquisition will not have a significant impact on previously forecasted fiscal year 2008 earnings per share. The acquisition will be reported as part of the Space and Defense segment.

“QuickSet operates in a market which is ideal for the application of Moog’s precision motion control capability,” said R. T. Brady, Chairman and CEO. “Technology synergies between QuickSet and Moog will increase as applications become more demanding in terms of precision pointing and systems integration. We expect that the QuickSet product position and customer contacts will greatly accelerate our business development in the homeland security market.”

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industry machinery, and medical equipment. Additional information about Moog can be found at www.moog.com. Additional information about QuickSet can be found at www.quickset.com.

Cautionary Statement
Information included herein or incorporated by reference that does not consist of historical facts, including statements accompanied by or containing words such as “may,” “will,” “should,” “believes,” “expects,” “expected,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume” and “assume,” are forward-looking statements. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and are subject to several factors, risks and uncertainties, the impact or occurrence of which could cause actual results to differ materially from the expected results described in the forward-looking statements. These important factors, risks and uncertainties include (i) fluctuations in general business cycles for commercial aircraft, military aircraft, space and defense products, industrial capital goods and medical devices, (ii) our dependence on government contracts that may not be fully funded or may be terminated, (iii) our dependence on certain major customers, such as The Boeing Company and Lockheed Martin, for a significant percentage of our sales, (iv) the possibility that the demand for our products may be reduced if we are unable to adapt to technological change, (v) intense competition which may require us to lower prices or offer more favorable terms of sale, (vi) our significant indebtedness which could limit our operational and financial flexibility, (vii) the possibility that new product and research and development efforts may not be successful which could reduce our sales and profits, (viii) increased cash funding requirements for pension plans, which could occur in future years based on assumptions used for our defined benefit pension plans, including returns on plan assets and discount rates, (ix) a write-off of all or part of our goodwill, which could adversely affect our operating results and net worth and cause us to violate covenants in our bank agreements, (x) the potential for substantial fines and penalties or suspension or debarment from future contracts in the event we do not comply with regulations relating to defense industry contracting, (xi) the potential for cost overruns on development jobs and fixed price contracts and the risk that actual results may differ from estimates used in contract accounting, (xii) the possibility that our subcontractors may fail to perform their contractual obligations, which may adversely affect our contract performance and our ability to obtain future business, (xiii) our ability to successfully identify and consummate acquisitions, and integrate the acquired businesses and the risks associated with acquisitions, including that the acquired businesses do not perform in accordance with our expectations, and that we assume unknown liabilities in connection with the acquired businesses for which we are not indemnified, (xiv) our dependence on our management team and key personnel, (xv) the possibility of a catastrophic loss of one or more of our manufacturing facilities, (xvi) the possibility that future terror attacks, war or other civil disturbances could negatively impact our business, (xvii) that our operations in foreign countries could expose us to political risks and adverse changes in local, legal, tax and regulatory schemes, (xviii) the possibility that government regulation could limit our ability to sell our products outside the United States, (xix) the impact of product liability claims related to our products used in applications where failure can result in significant property damage, injury or death and in damage to our reputation, (xx) the possibility that litigation may result unfavorably to us, (xxi) foreign currency fluctuations in those countries in which we do business and other risks associated with international operations and (xxii) the cost of compliance with environmental laws. The factors identified above are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. Given these factors, risks and uncertainties, investors should not place undue reliance on forward-looking statements as predictive of future results. We disclaim any obligation to update the forward-looking statements made in this report.